Exhibit 10.17

LIGHTNING SYSTEMS, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You are hereby provided this Notice of Stock Option Grant (this “Grant Notice”) for the following option grant (the “Option”) to purchase shares of the common stock (the “Shares”) of Lightning Systems, Inc., a Delaware corporation (the “Company”) under the Lightning Systems, Inc. 2019 Equity Incentive Plan (the “Plan”). All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice or the attached Stock Option Agreement, or if not defined herein or therein, in the Plan.

Optionholder:

Grant Date:

Vesting Commencement Date:

Option Price:	$ per Share

Number of Shares:	Shares

Expiration Date:	Ten Year Anniversary of the Grant Date

Type of Option* :	Check the appropriate box below:

☐ Incentive Stock Options

☐ Non-Qualified Stock Options

Vesting Schedule: Optionholder shall acquire a vested interest in the Shares as follows:

[Vesting Schedule be inserted]

Optionholder understands and agrees that the Option is granted subject to and in accordance with, and Optionholder agrees to be bound by, the terms of the Plan and the Stock Option Agreement attached hereto. As of the Grant Date, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the Option, and supersede all prior oral and written agreements with respect to the Option. By accepting the Option, Optionholder consents to receive documents governing the Option by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company from time to time.

Lightning Systems, Inc.	Optionholder

By:	By:
Name:	Name:
Title:	Date:
Date:

*

Please note that for tax purposes, this is only a preliminary indication of the Company’s intent as to the type of option you are being granted. The determination of the type of option you hold is governed by statute and may change depending upon many statutorily required criteria, including but not limited to, how many options are vested in a calendar year.

EXHIBIT D

Stock Option Agreement

[See Attached]

LIGHTNING SYSTEMS, INC.

2019 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”) is made between Lightning Systems, Inc., a Delaware corporation (the “Company”), and the Optionholder indicated in the Grant Notice, under the Company’s 2019 Equity Incentive Plan (the “Plan”), as of the dates set forth in the Grant Notice. This Option Agreement will be deemed to be signed by the Participant on the signing by the Participant of the Grant Notice to which it is attached.

1. Definitions.

All capitalized terms in this Agreement and the Grant Notice shall have the meaning assigned to them in this Agreement, or if not defined herein, in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. The following definitions shall be in effect under this Agreement:

(a) “Exercise Agreement” means the Stock Option Exercise Agreement in the form provided by the Company.

(b) “Exercise Date” means the date on which the Option shall have been exercised in accordance with Section 7 of this Agreement.

(c) “Expiration Date” means the date on which the Option expires as specified in the Grant Notice.

(d) “Grant Date” means the date of grant of the Option as specified in the Grant Notice.

(e) “Grant Notice” means the Notice of Stock Option Grant accompanying this Agreement pursuant to which Optionholder has been informed of the basic terms of the Option evidenced by this Agreement.

(f) “Option” has the meaning given to that term in Section 2 of this Agreement.

(g) “Option Period” has the meaning given to that term in Section 3 of this Agreement.

(h) “Option Price” means the exercise price payable per Share as specified in the Grant Notice.

2. Grant of Option. The Company hereby grants to Optionholder, as of the Grant Date, an option (this “Option”) to purchase up to the number of Shares specified in the Grant Notice. The Shares shall be purchasable from time to time during the Option Period at the Option Price.

3. Option Period. Unless otherwise provided in the Grant Notice, the Option shall have a term (the “Option Period”) that expires on, and the Option shall cease to be outstanding as of, the earliest to occur of

(a) the Optionholder’s termination of Service for Cause;

(b) the date that is 3 months after the termination of the Optionholder’s termination of Service for any reason other than Cause, Disability or death;

(c) the 1st anniversary of the Optionholder’s termination of Service due to Disability;

(d) the 1st anniversary of the Optionholder’s death, if the Optionholder dies while in Service or during the 3- or 12-month periods described in sections (b) and (c) above; and

(e) the close of business on the Expiration Date as specified in the Grant Notice.

4. Dates of Exercise. The Option shall become exercisable for the Shares as they become vested pursuant to the vesting schedule specified in the Grant Notice. All vested installments shall accumulate, and the Option shall remain exercisable for the accumulated vested installments until the Option Period expires, as described in Section 3 above. Unless otherwise provided in the Grant Notice, any unvested installments shall be forfeited upon your termination of Service for any reason.

5. Change in Control. Upon a Change in Control, the Options shall be subject to the provisions of the Plan, and if applicable, the Grant Notice, regarding Change in Control.

6. Shareholder Privileges. The Optionholder shall not have any rights as a shareholder with respect to the Shares until the Optionholder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Optionholder becomes the holder of record of such Shares, except as provided pursuant to the Change in Control provisions referenced in Section 5.

7. Manner of Exercising Option. To exercise an Option, the Optionholder shall deliver written notice to the Company specifying the number of Shares for which the Option is exercised. In addition, the Optionholder (or any other person or persons exercising the Option) must:

(a) Execute and deliver to the Company the Exercise Agreement.

(b) Pay the aggregate Option Price for the purchased Shares in one or more of the methods provided for in the Plan.

(c) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionholder) have the right to exercise the Option.

(d) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

(e) Make appropriate arrangements with the Company for the satisfaction of all applicable income and employment tax withholding requirements applicable to the Option exercise.

8. Transfer Restrictions and Repurchase Rights. Optionholder hereby acknowledges and agrees that (a) the Option is subject to certain limitations on transferability as set forth in the Plan, and (b) all Shares shall be subject to certain repurchase rights and rights of first refusal in favor of the Company and its assigns, as set forth in the Exercise Agreement, the Company’s Bylaws, or the Plan.

9. Compliance with Laws and Regulations. The exercise of the Option and the issuance of the Shares upon such exercise shall be subject to compliance by the Company and the Optionholder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the NASDAQ Global Market, if applicable) on which the Stock may be listed for trading at the time of such exercise and issuance. The Option is subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, the Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

10. Successors and Assigns. Except to the extent otherwise provided in this Agreement or the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionholder, Optionholder’s assigns and the legal representatives, heirs and legatees of Optionholder’s estate.

11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionholder shall be in writing and addressed to Optionholder at the address in the Company’s records. All notices shall be deemed effective upon personal delivery or as of the second day after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12. Grant Subject to Plan; Exercise Agreement. This Agreement and the Option are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. Optionholder hereby acknowledges and agrees that (a) the Company has made available to Optionholder copies of the Plan and the form of Exercise Agreement and (b) Optionholder has had the opportunity to review such documents and this Notice and to consult with the Optionholder’s individual tax advisor and legal counsel with respect to the same. Optionholder further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in this Agreement. Optionholder understands that any Shares purchased under the Option will be subject to the terms set forth in the Exercise Agreement to be executed by Optionholder and the Company upon any exercise of the Option. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan will control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Option.

13. Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.

15. Shareholder Approval. If the Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may be issued under the Plan as last approved by the Company’s shareholders, then the Option shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

16. Amendment. No amendment or modification of this Option may in any manner adversely affect the Optionholder’s rights hereunder without the Optionholder’s written consent.

17. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee, but only to the extent permitted under the Plan.

18. At Will Service. Nothing in this Agreement, the Grant Notice or the Plan shall confer upon Optionholder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Optionholder) or of Optionholder, which rights are hereby expressly reserved by each, to terminate Optionholder’s Service at any time for any reason, with or without cause. This Agreement is limited solely to governing the rights and obligations of the Optionholder with respect to the Shares and the Option.

19. Additional Terms Applicable to an Incentive Stock Option.

(a) In the event the Option is initially designated as an Incentive Stock Option in the Grant Notice, the Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the Option is exercised for one or more Shares: (i) more than three (3) months after the date Optionholder ceases to be an Employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Optionholder ceases to be an Employee by reason of Disability. Nothing in this Section shall require that the Optionholder be allowed to exercise this Option, in whole or in part, after the expiration of the time periods specified in Section 3 hereof.

(b) If Optionholder makes a disposition (as defined in Section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Optionholder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request.

20. Withholding. The Company’s obligations to deliver Shares upon the exercise of the Option shall be subject to the Optionholder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements. Upon exercise of the Option, the Optionholder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws. With respect to Non-Qualified Stock Options, if expressly permitted by a resolution of the Committee applicable to this Option at the time of exercise (whether such resolution is applicable solely to this Option or is generally applicable to some or all Options outstanding under the Plan) payment of such taxes may be made through delivery of Shares or by withholding Shares to be issued under the Option, as provided in Section 13.2 of the Plan.

21. No Obligation to Notify. The Company shall have no duty or obligation to Optionholder to advise as to the time or manner of exercising his or her Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise Optionholder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the Optionholder.

22. Golden Parachute Taxes. Optionholder agrees that if the benefits provided for in connection with this Award or otherwise payable to Optionholder by the Company or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Optionholder’s benefits will be either (1) delivered in full or (2) delivered to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by you on an after-tax basis, of the greatest amount of benefits, despite that all or some of such benefits may be taxable under Section 4999 of the Code. On the reasonable request of the Company, Optionholder agrees to execute a waiver of his or her right to receive that portion of any benefits provided hereunder or otherwise, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code, so that no payment or benefit provided hereunder or otherwise to Optionholder will be a “parachute payment” under Section 280G(b) of the Code.

23. Section 409A. The Option will be interpreted to the greatest extent possible in a manner that makes the Option exempt from Section 409A of the Code, and to the extent not so exempt, in compliance with the requirements imposed by Section 409A of the Code. If any provision in the Grant Notice or this Agreement would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Optionholder intend that the Grant Notice or this Agreement will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Optionholder’s rights to the Option. The Optionholder further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Optionholder, may amend or modify the Plan, the Grant Notice or this Agreement in any manner and delay the payment of any amounts payable pursuant to the Option to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. The Company makes no representation that the Plan or any Award complies with Section 409A of the Code and shall have no liability to any Optionholder for any failure to comply with Section 409A of the Code.